EXHIBIT 5.1


                    [JONES, WALKER WAECHTER, POITEVENT,
                   CARRERE & DENEGRE, L.L.P. LETTERHEAD]


                              Form of Opinion


                           ______________, 1998

McMoRan Exploration Co.
1615 Poydras Street
New Orleans, LA  70112

            RE:   Registration Statement on Form S-4
                  McMoRan Exploration Co. ("McMoRan")

Ladies and Gentlemen:

      We have acted as McMoRan's counsel in connection with the preparation of the registration statement on Form S-4 (the "Registration Statement") filed by McMoRan with the Securities and Exchange Commission (the "Commission") on the date hereof relating to the registration of 16,233,564 shares of McMoRan's Common Stock, par value $0.01 per share, together with associated preferred stock purchase rights (the "Registered Securities") in connection with the merger of McMoRan Oil & Gas Co. with and into MOXY LLC and the merger of Freeport-McMoRan Sulphur Inc. with and into Brimstone LLC pursuant to the terms of an Agreement and Plan of Mergers dated August 1, 1998 (the "Merger Agreement"). In connection with rendering the opinions expressed below, we have examined original, photostatic or certified copies of such records of McMoRan, certificates of officers of McMoRan and of public officials, and such other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

      Based upon the foregoing, we are of the opinion that the Registered Securities, when issued in accordance with the terms of the Merger Agreement, shall be duly authorized, validly issued, fully paid and non-assessable shares of McMoRan's Common Stock.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus forming a part thereof under the caption "Legal Matters" as counsel to McMoRan. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission.

                                        Yours very truly,